As filed with the Securities and Exchange Commission on July 1,
1994


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): June 22, 1994


                          WEST COAST BANCORP
        (Exact name of registrant as specified in its charter)




            California                         95-3586860
  (State or other jurisdiction of           (I.R.S. employer
  incorporation or organization)         identification number)


                    Commission file number 0-10897


                     4770 Campus Drive, Suite 100
                Newport Beach, California 92660-1833
         (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:   (714) 757-6868

                            Not Applicable
     (Former name or former address, if changed since last report)




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Item 5.  Other Events.

          West Coast Bancorp ("WCB"), holder of approximately 94% of the total outstanding shares of common stock of Sacramento First National Bank, a California corporation ("Sacramento First"), announced on June 22, 1994 that WCB, Sacramento First and Business & Professional Bank ("B&P Bank") have entered into that certain Plan and Agreement of Consolidation and Merger, dated as of June 22, 1994 (the "Agreement"), relating to the acquisition of Sacramento First by B&P Bank. Consummation of the transactions contemplated by the Agreement are subject to, among other things, the receipt of necessary regulatory approvals and approval by the shareholders of B&P Bank and Sacramento First.

          Attached to this report as Exhibit 2.1 is a copy of the executed Agreement. Additional information concerning the merger of Sacramento First with B&P Bank is set forth in the press release dated June 22, 1994, attached hereto as Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

                            Exhibits

          2.1 Plan and Agreement of Consolidation and Merger, by and between WCB, Bank and B&P Bank, with exhibits.

          2.2  Shareholder Agreement between WCB and B&P Bank

          99 Press Release relating to the Agreement and the transactions contemplated thereunder.


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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WEST COAST BANCORP
                              (Registrant)



Date:  June 30, 1994          By /s/  John B. Joseph
                                   John B. Joseph, Chairman
                                   of the Board, President
                                   and Chief Executive Officer


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                          Exhibit Index

                                                             Page

          2.1 Plan and Agreement of Consolidation and Merger, by and between West Coast Bancorp, Sacramento
               First National Bank and Business & Professional
               Bank, with exhibits (the "Agreement").

          2.2 Shareholder Agreement between West Coast Bancorp and Business & Professional Bank.

          99 Press Release relating to the Agreement and the transactions contemplated thereunder.



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